                                                                 Exhibit 4(f)(7)

                                                                   DRAFT 5/21/96

================================================================================
                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

                                  [NW 1996 B]

                                  DATED AS OF

                                 JUNE __, 1996

                                     AMONG

                            NORTHWEST AIRLINES, INC.
                                                     AS LESSEE

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,

              NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY

                  PROVIDED HEREIN, BUT SOLELY AS OWNER TRUSTEE

                      STATE STREET BANK AND TRUST COMPANY,

                   AS PASS THROUGH TRUSTEE UNDER EACH OF THE

                         PASS THROUGH TRUST AGREEMENTS

                           [________________________],
                                                     AS OWNER PARTICIPANT

                      STATE STREET BANK AND TRUST COMPANY

                     OF CONNECTICUT, NATIONAL ASSOCIATION,
                                                     AS SUBORDINATION AGENT

                                      AND

                      STATE STREET BANK AND TRUST COMPANY,

              IN ITS INDIVIDUAL CAPACITY AND AS INDENTURE TRUSTEE

                         ---------------------------

                          ONE BOEING 757-251 AIRCRAFT

                                     N538US

                       LEASED TO NORTHWEST AIRLINES, INC.
================================================================================

                              TABLE OF CONTENTS TO

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

                                                                                     PAGE
                                                                                     ----
SECTION 1.   Amendment of Section 1(d) of the Original Participation Agreement.......  4
SECTION 2.   Amendment of Section 7(b)(i) of the Original Participation Agreement....  4
SECTION 3.   Amendment of Section 7(b)(ii) of the Original Participation Agreement...  4
SECTION 4.   Amendment of Section 7(b)(iii) of the Original Participation Agreement..  4
SECTION 5.   Amendment of Section 7(b)(x) of the Original Participation Agreement....  4
SECTION 6.   Amendment of Section 7(b)(xii) of the Original Participation Agreement..  4
SECTION 7.   Amendment of Section 7(c) of the Original Participation Agreement.......  4
SECTION 8.   Amendment of Section 8(f) of the Original Participation Agreement.......  5
SECTION 9.   Amendment of Section 8(n) of the Original Participation Agreement.......  5
SECTION 10.  Amendment of Section 8(q)(A) of the Original Participation Agreement....  5
SECTION 11.  Amendment of Section 8(t) of the Original Participation Agreement.......  5
SECTION 12.  Amendment of Section 8(x) of the Original Participation Agreement.......  5
SECTION 13.  Amendment of Section 8(y)(A) of the Original Participation Agreement....  6
SECTION 14.  Amendment of Section 8(dd) of the Original Participation Agreement......  6
SECTION 15.  Amendment of Section 8(gg) of the Original Participation Agreement......  6
SECTION 16.  Amendment of Section 8(hh) of the Original Participation Agreement......  6
SECTION 17.  Amendment of Section 9 of the Original Participation Agreement..........  6
SECTION 18.  Amendment of Section 10 of the Original Participation Agreement.........  6
SECTION 19.  Amendment of Section 13(b) of the Original Participation Agreement......  7
SECTION 20.  Amendment of Section 14 of the Original Participation Agreement.........  7
SECTION 21.  Amendment of Section 15(a) of the Original Participation Agreement......  7
SECTION 22.  Amendment of Section 18 of the Original Participation Agreement.........  7



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



                                                                                     PAGE
                                                                                     ----
SECTION 23.  Ratification..........................................................    7
SECTION 24.  Miscellaneous.........................................................    7
SCHEDULE I   Pass Through Trust Agreements

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

                                  [NW 1996 B]

     This FIRST AMENDMENT TO PARTICIPATION AGREEMENT [NW 1996 B], dated as of June __, 1996, among (i) NORTHWEST AIRLINES, INC., a Minnesota corporation (the
"LESSEE"), (ii) [                      ], a [                      ]
corporation (the "OWNER PARTICIPANT"), (iii) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (the "OWNER TRUSTEE") under the Trust Agreement (as defined below), (iv) STATE STREET BANK AND TRUST COMPANY, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity, the "PASS THROUGH TRUSTEE") under each of the three separate Pass Through Trust Agreements (as defined below), (v) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as subordination agent and trustee (in such capacity, the "SUBORDINATION AGENT") under the Intercreditor Agreement (as defined below), and (vii) STATE STREET BANK AND TRUST COMPANY, in its individual capacity and as Indenture Trustee (the "INDENTURE TRUSTEE") under the Original Indenture and the Indenture (as defined below).

     Except as otherwise defined in this Amendment, the terms used herein in capitalized form shall have the meanings attributed thereto in the Lease;

                              W I T N E S S E T H:

     WHEREAS, Lessee, the Owner Participant, the Owner Trustee, [Insert Bridge Lenders], as the loan participants (collectively, the "ORIGINAL LOAN PARTICIPANTS") and the Indenture Trustee entered into the Participation Agreement [NW 1996 B], dated as of April 24, 1996 (the "ORIGINAL PARTICIPATION AGREEMENT"), providing for the sale and lease of one Boeing 757-251 aircraft (the "AIRCRAFT");

     WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Indenture Trustee entered into the Trust Indenture and Security Agreement [NW 1996 B], dated as of April 24, 1996, as supplemented by Trust Agreement and Indenture Supplement [NW 1996 B], dated April 30, 1996

(collectively, the "ORIGINAL INDENTURE"), pursuant to which the Owner Trustee issued to the Loan Participants secured certificates substantially in the form set forth in Article II thereof (the "ORIGINAL SECURED CERTIFICATES") as evidence of the loan then being made by the Loan Participants in participating in the payment of Lessor's Cost;

     WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and Lessee entered into the Lease Agreement [NW 1996 B] relating to the Aircraft, dated as of April 24, 1996, as supplemented by Lease Supplement No. 1 [NW 1996 B] dated April 30, 1996 (the "ORIGINAL LEASE"), whereby, subject to the terms and conditions set forth therein, the Owner Trustee agreed to lease to Lessee, and Lessee agreed to lease from such Owner Trustee, the Aircraft commencing on the Delivery Date;

     WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant and the Owner Trustee entered into the Trust Agreement [NW 1996 B], dated as of April 24, 1996 (the "TRUST AGREEMENT"), pursuant to which the Owner Trustee agreed, among other things, to hold the Trust Estate defined in Section 1.01 thereof for the benefit of the Owner Participant thereunder;

     WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant entered into a Tax Indemnity Agreement [NW 1996 B] relating to the Aircraft, dated as of April 24, 1996 (the "ORIGINAL TAX INDEMNITY AGREEMENT"), with Lessee;

     WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Guarantor entered into the Guarantee [NW 1996 B] dated as of April 24, 1996 (the "GUARANTEE"), pursuant to which the Guarantor guaranteed certain obligations of Lessee;

     WHEREAS, Section 17 of the Original Participation Agreement contemplates the redemption of the Original Secured Certificates pursuant to Section 2.10 of the Original Indenture as part of a refinancing operation, Section 3(d) of the Original Lease contemplates the adjustment of Rent in the event of such a refinancing operation, and Lessee has given its written notice to the Owner Participant and Owner Trustee pursuant to such Section 17 of its desire to implement such a refinancing operation;

     WHEREAS, Lessee, the Guarantor, the Owner Trustee, the Pass Through Trustee, the Owner Participant, the Indenture Trustee and the Subordination Agent have entered into the Refunding Agreement [NW 1996 B], dated as of [_______], 1996 (the "REFUNDING AGREEMENT");

     WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner Trustee and the Indenture Trustee have amended and restated the Original Indenture as the Amended and Restated Trust Indenture and Security Agreement [NW 1996 B], dated as of the date hereof (the "INDENTURE"), under which Indenture the Owner Trustee shall issue new secured certificates substantially in the form set forth in Section 2.01 thereof (the "REFINANCING SECURED CERTIFICATES ") in three series;

     WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner Trustee and Lessee have entered into the First Amendment to Lease Agreement [NW 1996 B], dated as of the date hereof (the "LEASE AMENDMENT NO. 1"; the Original Lease, as amended by the Lease Amendment No. 1, the "LEASE"), containing amendments, modifications and additions necessary to give effect to the transactions described herein;

     WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner Participant and Lessee have entered into the First Amendment to Tax Indemnity Agreement [NW 1996 B] dated as of the date hereof (the "TIA AMENDMENT NO. 1"; the Original Tax Indemnity Agreement, as amended by the TIA Amendment No. 1, the "TAX INDEMNITY AGREEMENT");

     WHEREAS, pursuant to the Pass Through Trust Agreement and each of the Pass Through Trust Supplements set forth in Schedule I hereto (collectively, the "PASS THROUGH TRUST AGREEMENTS"), on the Refinancing Date (as defined in
Section 1 of the Refunding Agreement), three separate grantor trusts (collectively, the "PASS THROUGH TRUSTS" and, individually, a "PASS THROUGH TRUST") will be created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale by each Pass Through Trust of pass through certificates pursuant thereto (collectively, the "CERTIFICATES");

     WHEREAS, the proceeds from the issuance and sale of the Certificates by each Pass Through Trust will be applied in part by the Pass Through Trustee at the Closing to purchase from the Owner Trustee, on behalf of each Pass Through Trust, all of the Refinancing Secured Certificates bearing the same interest rate as the Certificates issued by such Pass Through Trust;

     WHEREAS, concurrently with the execution and delivery of this Amendment,
(i) Westdeutsche Landesbank Girozentrale, acting through its New York branch (the "LIQUIDITY PROVIDER") entered into three revolving credit agreements (each, a "LIQUIDITY FACILITY"), one for the benefit of the holders of Certificates of each Pass Through Trust, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust; and
(ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent entered into the Intercreditor Agreement, dated as of the date hereof (the "INTERCREDITOR AGREEMENT"); and

     WHEREAS, the Refinancing Secured Certificates will be held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trusts;


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




     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree that the Original Participation Agreement is amended as follows:

     SECTION 1. AMENDMENT OF SECTION 1(D) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 1(d) of the Original Participation Agreement and all references thereto in the Original Participation Agreement are hereby deleted.

     SECTION 2. AMENDMENT OF SECTION 7(B) OF THE ORIGINAL PARTICIPATION AGREEMENT. [RESERVED]

     SECTION 3. [RESERVED]

     SECTION 4. [RESERVED]

     SECTION 5. [RESERVED]

     SECTION 6. [RESERVED]

     SECTION 7. [RESERVED]

     SECTION 8. AMENDMENT OF SECTION 8(F) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(f) of the Original Participation Agreement is hereby amended by (i) deleting the words "each of the Loan Participants" and substituting therefor the words "the Indenture Trustee" in the first line thereof and (ii) inserting the word "or" after the phrase "result of such reregistration" in clause (D) thereof.

     SECTION 9. AMENDMENT OF SECTION 8(N) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(n) of the Original Participation Agreement is hereby amended by (i) deleting the words and punctuation "the Loan Participants," each time they appear in the second sentence thereof, (ii) deleting the words "the Majority in Interest of the Certificate Holders" from the first proviso of the second sentence thereof and substituting therefor the words "Indenture Trustee"; (iii) deleting the "," between the words "Owner Trustee" and "the Indenture Trustee" from clause (N) of the third sentence thereof and substituting therefor "and", (iv) deleting the words "and the Loan Participants" from clause (N) of the third sentence thereof, (v) deleting the words "to such persons" in clause (N) of the third sentence thereof and inserting in lieu thereof the words "to the Owner Trustee and the Lessee", (vi) deleting the words and punctuation "the Majority in Interest of the Certificate Holders," and "and the Indenture Trustee" from clause (O) of the third sentence thereof, and (vii) deleting the words and punctuation "the Loan Participants," from the fifth sentence thereof.

     SECTION 10. AMENDMENT OF SECTION 8(Q)(A) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(q)(A) of the Original Participation Agreement is hereby amended by (i) deleting the words "Each Loan" in the first sentence thereof and substituting therefor the words "The Owner", (ii) deleting the fourth sentence thereof in its entirety, and (iii) adding a new sentence to the end thereof to read as follows: "The Pass Through Trustee agrees that it will not agree to any amendment, modification or waiver of Section 1.01(e)(i) of each supplement (other than the supplement related to the Northwest Airlines 1996-1A Pass Trhough Trust) to the Pass Through Trust Agreement without the prior written consent of the Owner Participant.".

     SECTION 11. AMENDMENT OF SECTION 8(T) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(t) of the Original Participation Agreement is hereby amended by deleting the fourth and fifth sentences thereof.

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





     SECTION 12. AMENDMENT OF SECTION 8(X) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(x) of the Original Participation Agreement is hereby amended by (i) deleting the words "each Loan Participant" therefrom and (ii) adding a new second paragraph thereto at the end thereof:

                 Notwithstanding the foregoing, Lessee shall not be entitled to assume the obligations of the Owner Trustee in respect of the Secured Certificates unless Lessee causes to be delivered to the Indenture Trustee an opinion of counsel to the effect that (i) the Lien of the Trust Indenture continues to be a valid and duly perfected first priority security interest in and to the Aircraft and (ii) the Indenture Trustee should be entitled to the benefits of 11 U.S.C. Section 1110; provided that the opinion required by subclause (ii) need only be given if immediately prior to such assumption the Owner Trustee should have been entitled to the benefits of 11 U.S.C. Section 1110.

     SECTION 13. AMENDMENT OF SECTION 8(Y)(A) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(y)(A) of the Original Participation Agreement is hereby amended by (i) deleting the words "each" the first time it appears in Section 8(y)(A)(ii) and substituting therefor the words "the Owner", (ii) deleting the words "such" the first time it appears in Section 8(y)(A)(ii) and substituting therefor the words "the Indenture Trustee and the Owner", (iii) inserting in
Section 8(y)(A)(ii) after the words "Purchase Agreement Assignment", the words and punctuation ", the Refunding Agreement", (iv) deleting the word "each" the first time it appears in Section 8(y)(A)(iv) and substituting therefor the words "the Owner", and (v) deleting the word "Participants" the first time it appears in Section 8(y)(A)(iv) and substituting therefor the words "the Indenture Trustee and the Owner Participant".

     SECTION 14. AMENDMENT OF SECTION 8(DD) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(dd) of the Original Participation Agreement and all references thereto in the Original Participation Agreement are hereby deleted.

     SECTION 15. AMENDMENT OF SECTION 8(GG) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(gg) of the Original Participation Agreement and all references thereto in the Original Participation Agreement are hereby deleted.

     SECTION 16. AMENDMENT OF SECTION 8(HH) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(hh) of the Original Participation Agreement and all references thereto in the Original Participation Agreement are hereby deleted.

     SECTION 17. AMENDMENT OF SECTION 9 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 9 of the Original Participation Agreement and all references thereto in the Original Participation Agreement are hereby deleted.

     SECTION 18. AMENDMENT OF SECTION 10 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 10 of the Original Participation Agreement is hereby amended by (i) deleting the words and punctuation ", the Loan Participants" from clause (A) thereof, (ii) deleting the words "Loan Participants" the second time they appear in clause (B) thereof and substituting therefor the words "Indenture Trustee", and (iii) deleting the words "or 10.05" from clause (iii) of the second sentence thereof.

     SECTION 19. AMENDMENT OF SECTION 13(B) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 13(b) of the Original Participation Agreement is hereby amended by deleting the words "at the foot of this Agreement" in clause (A) of the second sentence thereof and substituting therefor the words "on the signature pages to the Refunding Agreement".

     SECTION 20. AMENDMENT OF SECTION 14 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 14 of the Original Participation Agreement is hereby amended by (i) deleting the words "Loan Participants" each time they appear in clauses (A), (B), and (D) thereof and substituting therefor the words "Indenture Trustee", (ii) deleting the "," both times it appears between the words "Owner Participant" and "the Indenture Trustee" in clause (E) thereof and substituting therefor "and", and (iii) deleting the words "and the Loan Participants" both times they appear in clause (E) thereof.

     SECTION 21. AMENDMENT OF SECTION 15(A) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 15(a) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                 Section 15. Miscellaneous.  (a)  The Owner Participant
            covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, under the terms of the Lease which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor.

     SECTION 22. AMENDMENT OF SECTION 18 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 18 of the Original Participation Agreement and all references thereto in the Original Participation Agreement are hereby deleted.

     SECTION 23. RATIFICATION. Except as hereby modified, the Original Participation Agreement shall continue in full force and effect as originally executed. From and after the date of this Amendment, each and every reference in the Participation Agreement, as amended hereby, to "this Agreement", "herein", "hereof" or similar words or phrases referring to the Participation Agreement or any word or phrase referring to a section or provision of the Participation Agreement is deemed for all purposes to be a reference to the Participation Agreement or such section or provision as amended pursuant to this Amendment.

     SECTION 24. MISCELLANEOUS. (a) Each of the parties hereto agrees that the transactions contemplated hereby shall constitute one of the three refinancing operations permitted in Section 17 of the Participation Agreement.

     (b) Each party hereto acknowledges and agrees that the Purchaser is a Loan Participant under the Participation Agreement, the Lease and the other Operative Documents, and is entitled to the benefits of the covenants and other provisions therein running in favor of the Loan Participants, and to the security purported to be afforded by the Trust Indenture, but

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




that (i) the Purchaser has no liability arising out of any actions or inactions of the Original Loan Participants or any prior Certificate Holder or any event or condition which occurred or existed prior to the Closing, (ii) the Purchaser is making no representations or warranties other than those set forth in the Refunding Agreement, and (iii) the Purchaser has no liability or obligation under any covenant in any of such agreements for any period prior to the Closing.

     (c) This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Amendment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Indenture Trustee and the Owner Trustee. The terms of this Amendment shall be binding upon, and inure to the benefit of, Lessee and its successors and assigns, each Loan Participant and its successors and assigns, the Owner Participant and its successors and assigns, each Certificate Holder and its successors and registered assigns, the Indenture Trustee and its successors as Indenture Trustee under the Trust Indenture and the Owner Trustee and its successors as Owner Trustee under the Trust Agreement. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AMENDMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

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






     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    NORTHWEST AIRLINES, INC.,

                                         Lessee



                                    By:___________________________________
                                         Name:
                                         Title:

                                    FIRST SECURITY BANK OF UTAH, NATIONAL
                                    ASSOCIATION,
                                         not in its individual capacity, except
                                         as expressly provided herein, but
                                         solely as Owner Trustee



                                    By:___________________________________
                                         Name:
                                         Title:

                                    STATE STREET BANK AND TRUST COMPANY,
                                         as Pass Through Trustee under each of
                                         the Pass Through Trust Agreements



                                    By:___________________________________
                                         Name:
                                         Title:

                                    [                       ],
                                         as Owner Participant



                                    By:___________________________________
                                         Name:
                                         Title:

                                    STATE STREET BANK AND TRUST COMPANY OF
                                    CONNECTICUT, NATIONAL ASSOCIATION,

                                          as Subordination Agent



                                    By:_____________________________________
                                         Name:
                                         Title:

                                    STATE STREET BANK AND TRUST COMPANY,
                                         in its individual capacity and as
                                         Indenture Trustee



                                    By:_____________________________________
                                         Name:
                                         Title

                                                                   SCHEDULE I TO
                                                         PARTICIPATION AGREEMENT

                         PASS THROUGH TRUST AGREEMENTS

1. Northwest Airlines 1996-1 Pass Through Trust Agreement, supplemented by Trust Supplement No. ____ dated __________, 1996.

2. Northwest Airlines 1996-1 Pass Through Trust Agreement, supplemented by Trust Supplement No. ____ dated __________, 1996.

3. Northwest Airlines 1996-1 Pass Through Trust Agreement, supplemented by Trust Supplement No. ____ dated __________, 1996.